Exhibit 99.4
Special-Purpose Combined Carve-Out
Financial Statements of the Los Angeles, Dallas & Cleveland
Cable System Operations (A Carve-Out of Comcast Corporation)
(Unaudited)
As of June 30, 2006 and December 31, 2005, and for the three months and six months ended June 30, 2006 and 2005

TABLE OF CONTENTS

Page

UNAUDITED SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS
(A CARVE-OUT OF COMCAST CORPORATION)
AS OF JUNE 30, 2006 AND DECEMBER 31, 2005, AND FOR THE THREE
MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

Combined Balance Sheets (Unaudited)	3

Combined Statements of Operations (Unaudited)	4

Combined Statements of Cash Flows (Unaudited)	5

Notes to Special Purpose Combined Carve-Out Financial Statements (Unaudited)	6—14

COMBINED BALANCE SHEETS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS
(A CARVE-OUT OF COMCAST CORPORATION)

	June 30,	December 31,
(Dollars in thousands)	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$524	$940
Accounts receivable, net of allowances for doubtful accounts of $5,288 and $4,320	56,292	52,629
Prepaid assets	5,712	4,680
Other current assets	2,705	2,353

Total current assets	65,233	60,602

Investments	3,401	6,419
Property, Plant and Equipment, net of accumulated depreciation of $647,270 and $551,019	1,054,301	1,067,468
Franchise Rights	2,276,940	2,285,927
Goodwill	556,752	556,752
Other Intangible Assets, net of accumulated amortization of $148,778 and $143,011	38,821	40,838
Other non-current assets	427	445

TOTAL ASSETS	$3,995,875	$4,018,451

LIABILITIES & INVESTED EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses related to trade creditors	$58,818	$49,528
Accrued salaries and wages	22,818	20,318
Subscriber advance payments	15,339	14,709
Accrued property and other taxes	14,508	8,177
Notes payable to affiliates and accrued interest	220,392	216,770
Other current liabilities	8,728	12,789

Total current liabilities	340,603	322,291

Deferred Income Taxes	922,759	930,464
Other Noncurrent Liabilities	40,074	41,317

COMMITMENTS & CONTINGENCIES (Note 8)

INVESTED EQUITY	2,692,439	2,724,379

TOTAL LIABILITIES AND INVESTED EQUITY	$3,995,875	$4,018,451

The accompanying notes are an integral part of these financial statements.

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS
(A CARVE-OUT OF COMCAST CORPORATION)
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	(Dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues	$322,658	$299,989	$630,105	$590,574

Costs and Expenses:
Operating (excluding depreciation)	125,723	111,551	247,723	223,601
Selling, general and administrative	81,380	84,385	167,958	163,889
Management fees charged by Comcast	18,940	15,263	37,260	32,745
Franchise impairment	8,987	—	8,987	—
Depreciation	53,710	50,676	105,853	103,962
Amortization	2,737	8,433	5,465	17,589

	291,477	270,308	573,246	541,786

Operating Income	31,181	29,681	56,859	48,788

Other Expense:
Interest expense	(86)	(177)	(236)	(428)
Interest expense on notes payable to affiliates	(1,881)	(1,267)	(3,622)	(2,427)
Equity in net losses of affiliates	(1,673)	(1,172)	(3,027)	(2,587)
Other expenses	(650)	(868)	(1,291)	(21,616)

	(4,290)	(3,484)	(8,176)	(27,058)

Income from Operations Before Income Taxes	26,891	26,197	48,683	21,730

Income Tax Benefit (Expense)	16,836	(10,588)	7,705	(8,409)

Net Income	$43,727	$15,609	$56,388	$13,321

The accompanying notes are an integral part of these financial statements.

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS
(A CARVE-OUT OF COMCAST CORPORATION)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(Dollars in thousands)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income:	$56,388	$13,321
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	105,853	103,962
Amortization expense	5,465	17,589
Franchise impairment	8,987	—
Equity in net losses of affiliates	3,027	2,587
Accrued interest on notes payable to affiliates	3,622	2,427
Other non-cash interest expense	236	428
Losses on disposal of assets and investments	50	2,202
Deferred income taxes	(7,705)	6,417
Changes in operating assets & liabilities:
Increase in accounts receivable, net	(3,663)	(1,916)
(Increase) Decrease in prepaid expenses and other operating assets	(1,366)	998
Increase (Decrease) in accounts payable and accrued expenses related to trade creditors	5,054	(4,006)
Increase in accrued expenses and other operating liabilities	3,920	6,033

Net cash provided by operating activities	179,868	150,042

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash distributions to Comcast	(95,209)	(56,149)

Net cash used in financing activities	(95,209)	(56,149)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(82,548)	(90,488)
Proceeds from the sale of assets	961	1,071
Acquisitions, net of cash received	(2,515)	(1,190)
Cash paid for intangible assets	(973)	(2,660)
Other investing activities	—	(336)

Net cash used in investing activities	(85,075)	(93,603)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(416)	290

CASH AND CASH EQUIVALENTS—Beginning of Period	940	45

CASH AND CASH EQUIVALENTS—End of Period	$524	$335

The accompanying notes are an integral part of these financial statements.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

1. BUSINESS
Comcast Corporation (“Comcast”) is a Pennsylvania corporation, incorporated in December 2001. Comcast is principally involved in the development, management and operation of broadband communications networks in the United States. Comcast’s cable operations served approximately 21.7 million video subscribers as of June 30, 2006.
In April 2005, Comcast entered into agreements with Time Warner, Inc. (“Time Warner”) to (i) jointly acquire substantially all of the assets of Adelphia Communications Corporation (“Adelphia”); (ii) redeem Comcast’s interest in Time Warner Cable (“TWC”) and its subsidiary, Time Warner Entertainment (“TWE”); and (iii) exchange certain cable systems with Time Warner Cable (“proposed transactions”). The proposed transactions have been subject to customary regulatory review and approvals, including court approval in the Adelphia Chapter 11 bankruptcy case, which has now been obtained. In July 2006, the Federal Communications Commission (“FCC”) approved the proposed transactions which represented the last federal approval needed in order to close the proposed transactions. The proposed transactions closed on July 31, 2006.
The accompanying special purpose combined financial statements represent the financial position and results of operations for Los Angeles, Dallas and Cleveland cable systems being exchanged with Time Warner (the “Exchange Systems”). Within these financial statements “we,” “us” and “our” refers to the Exchange Systems. The Exchange Systems served approximately 1.1 million video subscribers as of July 31, 2006.
2. COMBINED CARVE-OUT FINANCIAL STATEMENTS
Basis of Presentation
We have prepared these unaudited special purpose combined carve-out financial statements based upon Securities and Exchange Commission (“SEC”) rules that permit reduced disclosure for interim periods.
The accompanying special purpose combined carve-out financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments that are necessary for a fair presentation of the Exchange Systems combined financial condition and results of operations for the interim periods shown, including normal recurring accruals and other items. The combined results of operations for the interim periods presented are not necessarily indicative of results for the full year.
The Exchange Systems are an integrated business of Comcast that operate in a single business segment and are not a stand-alone entity. The combined financial statements of the Exchange Systems reflect the assets, liabilities, revenues and expenses directly attributable to the Exchange Systems, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations and cash flows of the Exchange Systems on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements, where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the combined financial position, results of operations and cash flows of the Exchange Systems in the future or what they would have been had the Exchange Systems been a separate, stand-alone entity during the periods presented.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

Income Taxes
The income tax benefit for the three and six months ended June 30, 2006, is primarily attributable to the favorable impact of a change in state tax law in Texas.
3. RECENT ACCOUNTING PRONOUNCEMENTS
SFAS No. 123R
Effective January 1, 2006, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment” (“SFAS No. 123R”) using the Modified Prospective Approach. See Note 6 for further detail regarding the adoption of this standard.
SFAS No. 155
In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an Amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”). SFAS No. 155 allows financial instruments that contain an embedded derivative and that otherwise would require bifurcation to be accounted for as a whole on a fair value basis, at the holders’ election. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 155 will have a material impact on our combined financial condition or results of operations.
FASB Interpretation No. 48
In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the recognition threshold and measurement of a tax position taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes. We are currently evaluating the requirements of FIN 48 and the impact this interpretation may have on our combined financial statements.
SEC Staff Accounting Bulletin No. 108
In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year financial statement misstatement. Specifially, the SAB articulates the SEC’s position that registrants should quantify the effects of prior period errors using both a balance sheet approach (“iron curtain method”) and an income statement approach (“rollover method”) and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is effective for fiscal years ending after November 15, 2006. We are evaluating the requirements of SAB 108, however, we do not expect the adoption of SAB 108 to have a material impact on our combined financial condition or results of operations.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

4. EQUITY METHOD INVESTMENT
As of June 30, 2006, we have a 20% investment in Adlink, an entity that operates the adsales interconnect in the Los Angeles area and that serves our Los Angeles cable system. The Adlink investment is accounted for under the equity method as a result of our proportionate ownership interest and our ability to exercise significant influence over its operating and financial policies. Summarized financial information for Adlink is as follows:

	Adlink Cable Advertising, LLC
	June 30, 2006	December 31, 2005
(In thousands):

Current assets	$32,371	$37,217
Noncurrent assets	11,449	13,411
Current liabilities	27,777	32,122
Non-current liabilities	8,744	8,167

	Adlink Cable Advertising, LLC
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
(In thousands):

Gross Revenues	$37,875	$35,197	$68,578	$66,585
Gross Profit	4,429	7,121	10,460	13,421
Operating Income (Loss)	(1,608)	952	(1,608)	680
Net (Loss) Income	(2,558)	2	(3,485)	(1,241)
The carrying amount of our investment in Adlink exceeded our proportionate interests in the book value of the investees’ net assets by $2.1 million and $4.4 million as of June 30, 2006 and December 31, 2005, respectively. This difference relates to contract-based intangible assets and is being amortized to equity in net loss of affiliates over the term of the underlying contract which expires in 2008.
5. FRANCHISE RIGHTS
Comcast evaluates the recoverability of its goodwill and indefinite life intangible assets, including cable franchise rights, annually during the second quarter of each year or more frequently whenever events or changes in circumstances indicate that the assets might be impaired. Comcast estimates the fair value of its goodwill and cable franchise rights primarily based on discounted cash flow analyses, multiples of income before depreciation and amortization generated by the underlying assets, analyses of current market transactions, and profitability information, including estimated future operating results, trends or other determinants of fair value.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

In connection with Comcast Corporation’s annual evaluation of its goodwill and indefinite life intangible assets, it was determined that the carrying value of the cable franchise rights exceeded their fair value for the Exchange Systems by approximately $9 million. The excess of the carrying value over the fair value of the cable franchise rights is reflected as an impairment loss in the accompanying combined statements of operations.
6. SHARE-BASED COMPENSATION
Effective January 1, 2006 we adopted SFAS No. 123R using the Modified Prospective Approach, accordingly, we have not adjusted 2005 or prior years upon the adoption. SFAS No. 123R revises SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values at grant date, or the date of later modification, over the requisite service period. In addition, SFAS No. 123R requires unrecognized cost (based on the amounts previously disclosed in our pro forma footnote disclosure) related to options vesting after the date of initial adoption to be recognized in the financial statements over the remaining requisite service period.
Under the Modified Prospective Approach, the amount of compensation cost recognized includes: (i) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123 and (ii) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Prior to the adoption of SFAS No. 123R, we recognized the majority of our share-based compensation costs using the accelerated recognition method. Upon adoption, we recognize the cost of previously granted share-based awards under the accelerated recognition method and recognize the cost of new share-based awards on a straight-line basis over the requisite service period. The incremental pre-tax share-based compensation expense recognized due to the adoption of SFAS No. 123R for the three months and six months ended June 30, 2006 was $0.7 million and $1.5 million, respectively. Total share-based compensation expense recognized under SFAS No. 123R, including the incremental pre-tax share-based compensation expense above, was $1.0 million, with an associated tax benefit of $0.4 million for the three months ended June 30, 2006, and $2.0 million, with an associated tax benefit of $0.7 million for the six months ended June 30, 2006, respectively. The amount of share-based compensation capitalized was not material to our combined financial statements.
SFAS No. 123R also required us to change the classification, in our combined statements of cash flows, of any tax benefits realized upon the exercise of stock options or issuance of restricted share unit awards in excess of that which is associated with the expense recognized for financial reporting purposes.
Prior to January 1, 2006 we accounted for our share-based compensation plans in accordance with the provisions of APB No. 25, as permitted by SFAS No. 123, and accordingly did not recognize compensation expense for stock options with an exercise price equal to or greater than the market price of the underlying Comcast Corporation stock at the date of grant. Had the fair value-based method as prescribed by SFAS No. 123 been applied, additional pre-tax compensation expense of $1.0 million and $1.9 million would have been recognized for the three months and six months ended June 30, 2005, respectively, and the effect on net income would have been as follows:

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Three Months Ended	Six Months Ended
(Dollars in thousands)	June 30, 2005	June 30, 2005
Net income as reported	$15,609	$13,321
Add: Share-based compensation expense included in net income, as reported above, net of related tax effects	220	287
Less: Share-based compensation expense determined under fair value-based method, net of related tax effects	(881)	(1,502)

Pro forma net income	$14,948	$12,106

Comcast Corporation Option Plans
Comcast Corporation maintains stock option plans for certain employees under which fixed price stock options may be granted and the option price is generally not less than the fair value of a share of the underlying Comcast Corporation Class A or Class A Special common stock at the date of grant (collectively, the “Comcast Option Plans”). Options granted under the Comcast Option Plans generally have a term of 10 years and become exercisable between two and nine and one half years from the date of grant.
The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on a blend of implied and historical volatility of Comcast Corporation Class A common stock. Comcast Corporation uses historical data on exercises of stock options and other factors to estimate the expected term of the options granted. The risk free rate is based on the U.S. Treasury yield curve in effect at the date of grant.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Dividend yield	0%	0%	0%	0%
Expected volatility	27.0%	27.0%	27.0%	27.1%
Risk-free interest rate	5.0%	4.1%	4.8%	4.4%
Expected option life (in years)	7.0	7.0	7.0	7.0
Forfeiture rate	3.0%	3.0%	3.0%	3.0%
The weighted average fair value at date of grant of a Comcast Corporation Class A common stock option granted under the Comcast Option Plans during the six month period ended June 30, 2006 and 2005, was $10.62 and $13.30, respectively.
As of June 30, 2006, there was $5.1 million of total unrecognized, pre-tax compensation cost related to non-vested stock options. This cost is expected to be recognized over a weighted-average period of approximately two years.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

Comcast Corporation Restricted Stock Plan
Comcast Corporation maintains a restricted stock plan under which certain employees and directors (“Participant”) may be granted restricted share unit awards in Comcast Corporation Class A or Class A Special common stock. Awards of restricted share units are valued by reference to shares of common stock that entitle a Participant to receive, upon the settlement of the unit, one share of common stock for each unit. The awards vest annually, generally over a period not to exceed five years from the date of the award, and do not have voting rights.
The following table summarizes the weighted-average fair value at date of grant and the compensation expense recognized related to restricted share unit awards:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Weighted-average fair value	$32.18	$32.35	$29.44	$33.94
Compensation expense recognized (in millions)	$0.3	$0.3	$0.6	$0.5
The total fair value of restricted share units vested during the three months and six months ended June 30, 2006 was $4 thousand and $467 thousand, respectively.
As of June 30, 2006, there was $4.0 million of total unrecognized pre-tax compensation cost related to non-vested restricted share unit awards. This cost is expected to be recognized over a weighted-average period of approximately two and one half years.
7. NOTES PAYABLE TO AFFILIATES

(dollars in thousands)	June 30, 2006	December 31, 2005
Notes payable to affiliates, payable on demand.
LIBOR (5.5085% at 6/30/06) + 1.125%	$119,963	$119,963
Accrued interest	100,429	96,807

Total	$220,392	$216,770

As of June 30, 2006 and December 31, 2005, the Exchange Systems are a party to certain demand promissory notes payable to affiliates of Comcast. Interest recorded on these notes totaled $3.6 million and $2.4 million, respectively, for the six months ending June 30, 2006 and 2005. The principal amount of the notes, and the related interest accrued thereon have been reflected in Notes Payable to Affiliates in the accompanying combined balance sheets.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

8. COMMITMENTS & CONTINGENCIES
Contingencies
At Home Cases
Under the terms of the AT&T Broadband acquisition, Comcast Corporation is contractually liable for 50% of any liabilities of AT&T relating to certain At Home litigation. AT&T will be liable for the other 50%. Such litigation includes, but is not limited to, two actions brought by At Home’s bondholders’ liquidating trust against AT&T (and not naming Comcast Corporation): (i) a lawsuit filed against AT&T and certain of its senior officers in Santa Clara, California state court alleging various breaches of fiduciary duties, misappropriation of trade secrets and other causes of action and (ii) an action filed against AT&T in the District Court for the Northern District of California alleging that AT&T infringed an At Home patent by using its broadband distribution and high-speed internet backbone networks and equipment.
In May 2005, At Home bondholders’ liquidating trust and AT&T agreed to settle these two actions. Pursuant to the settlement, AT&T agreed to pay $340 million to the bondholders’ liquidating trust. The settlement was approved by the Bankruptcy Court, and these two actions were dismissed. As a result of the settlement by AT&T, Comcast Corporation recorded a $170 million charge to other income (expense), reflecting Comcast’s portion of the settlement amount to AT&T in its financial results for the six months ended June 30, 2005. Other expense for the six months ended June 30, 2005, includes a $20.3 million charge associated with the allocation of the At Home settlement.
Other
We are subject to other legal proceedings and claims that arise in the ordinary course of our business. The final disposition of these claims is not expected to have a material adverse effect on our combined financial position, but could possibly be material to our combined results of operations. Further, no assurance can be given that any adverse outcome would not be material to our combined financial position.
9. RELATED PARTY TRANSACTIONS
Overview
Comcast and its subsidiaries provide certain management and administrative services to each of its cable systems, including the Exchange Systems. The costs of such services are reflected in appropriate categories in the accompanying combined statements of operations for the three months and six months ended June 30, 2006 and 2005. Additionally, Comcast performs cash management functions on behalf of the Exchange Systems. Substantially all of the Exchange Systems’ cash balances are swept to Comcast on a daily basis, where they are managed and invested by Comcast. As a result, all of our charges and cost allocations covered by these centralized cash management functions were deemed to have been paid by us to Comcast, in cash, during the period in which the cost was recorded in the combined financial statements. In addition, all of our cash receipts were advanced to Comcast as they were received. The excess of cash receipts advanced over the charges and cash allocations are reflected as net cash distributions to Comcast in the accompanying combined statements of cash flows.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

We consider all of our transactions with Comcast to be financing transactions, which are presented as net cash distributions to Comcast in the accompanying combined statements of cash flows.
Net Contributions from (Distributions to) Comcast
The significant components of the net cash contributions from (distributions to) Comcast for the three months and six months ending June 30, 2006 and 2005, were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2006	2005	2006	2005

Category:
Customer payments and other cash receipts	($307,867)	($293,228)	($624,791)	($583,387)
Expense allocations	149,101	140,064	309,861	290,810
Accounts payable and other payments	100,363	96,992	197,175	214,262
Fixed asset and inventory transfers	2,417	9,679	6,881	12,610
Taxes	11,344	10,826	22,546	22,166

Total	($44,642)	($35,667)	($88,328)	($43,539)

Contributions from (distributions to) Comcast are generally recorded based on actual costs incurred, without a markup. The basis of allocation to the Exchange Systems, for the items described above, is as follows:
Customer payments and other cash receipts — As indicated above, Comcast utilizes a centralized cash management system under which all cash receipts are swept to, and managed and invested by, Comcast on a daily basis. To the extent customer payments are received by Comcast’s third-party lockbox processors, or to the extent other cash receipts are received by Comcast, related to the Exchange Systems, such amounts are applied to the corresponding customer accounts receivable or miscellaneous receivable balances and are reflected net as a component of invested equity in net cash distributions to Comcast.
Expense allocations — Comcast centrally administers and incurs the costs associated with certain functions on a centralized basis, including programming contract administration and programming payments, payroll and related tax and benefits processing, and management of the costs of the high-speed data and telephone networks, and allocates the associated costs to the Exchange Systems. The costs incurred have been allocated to the Exchange Systems based the actual amounts processed on behalf of the systems.
Accounts payable and other payments — All cash disbursements for trade and other accounts payable, and accrued expenses, are funded centrally by a subsidiary of Comcast. Transactions processed for trade and other accounts payable, and accrued expenses, associated with the operations of the Exchange Systems are reflected net as a component of invested equity in net cash distributions to Comcast in the accompanying combined statements of cash flows.
Fixed asset and inventory transfers — Certain assets are purchased centrally and warehoused by Comcast, and are shipped to the operating cable systems on an as-needed basis. Additionally, in the normal course of business, inventory items or customer premise equipment may be transferred between cable systems based on

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

customer demands, rebuild requirements, and other factors. The operating cable systems, including the Exchange Systems, are charged for these assets based on historical cost value paid by the acquiring system.
Programming Costs & Incentives
We purchase programming content, and receive launch incentives, from certain of Comcast Corporation’s content subsidiaries, and from certain parties in which Comcast Corporation has a direct financial interest or other indirect relationship. The amounts recorded for programming expenses, launch incentives and launch amortization as of June 30, 2006 and December 31, 2005, and for the three months and six months ending June 30, 2006 and 2005, for content purchased from related parties, are as follows:

	June 30,	December 31,
(dollars in thousands):	2006	2005

Balance Sheets:
Deferred launch incentives	$8,945	$9,644
Deferred launch incentives are reflected in other current and noncurrent liabilities in the accompanying combined balance sheets.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands):	2006	2005	2006	2005

Statements of Operations:
Programming Expenses	$2,114	$2,065	$4,429	$3,915
Launch Amortization	404	531	807	821
Programming expenses and launch amortization are reflected in operating expenses in the accompanying combined statements of operations.
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